FIRST

first financial bancorp

FIRST FINANCIAL BANCORP.
255 E. FIFTH STREET, 29TH FLOOR
CINCINNATI, OH 45202

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 3, 2017 (11:59 p.m. Eastern Time on November 30, 2017 for participants in the First Financial 401(k) Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone within the USA, US Territories and Canada to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 3, 2017 (11:59 p.m. Eastern Time on November 30, 2017 for participants in the First Financial 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
(PLEASE DO NOT WRITE OUTSIDE THE DESIGNATED AREAS)

E33705-S62710

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST FINANCIAL BANCORP.

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of July 25, 2017, by and between MainSource Financial Group, Inc. ("MainSource") and First Financial Bancorp. ("First Financial"), as such agreement may be amended from time to time, pursuant to which MainSource will merge with and into First Financial, with First Financial as the surviving corporation (the "Merger").	☐	☐	☐
2. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies by First Financial in favor of the Merger.	☐	☐	☐

	Yes	No
Please indicate, using the boxes to the right, whether you plan to attend the special meeting.	☐	☐

This signature section must be complete for your vote to be counted. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E33706-S62710

FIRST FINANCIAL BANCORP.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
December 4, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Scott T. Crawley and Billie L. Meents, or either of them, with full power of substitution to act as attorneys and proxies for the undersigned to vote the shares that the undersigned is entitled to vote at the Special Meeting of Shareholders ("Special Meeting"), with all the powers which the undersigned would possess if personally present at the Special Meeting to be held at the Taft Centre at Fountain Square, 425 Walnut Street, Second Floor, Cincinnati, Ohio 45202 (and which may be viewed through a webcast via the Internet at www.virtualshareholdermeeting.com/ffbc17SM) on December 4, 2017 at 10:00 a.m., Eastern Time, or at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying proxy statement is hereby acknowledged. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will vote "FOR" Proposals One and Two. If any other business is presented at the Special Meeting, this proxy will be voted as directed by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

Please provide your instructions to vote by telephone or the Internet or complete, date, sign, and mail this proxy card in the enclosed postage paid envelope.

IMPORTANT NOTICE TO PARTICIPANTS IN THE FIRST FINANCIAL 401(K) SAVINGS PLAN

As a participant in the First Financial 401(k) Savings Plan (the "First Financial Savings Plan"), you have the right to direct the trustee of the First Financial Savings Plan regarding how to vote the shares of First Financial common stock credited to your account at the Special Meeting to be held on December 4, 2017 and any adjournment thereof. The shares credited to your account will be voted as directed. If your voting direction is not received by 11:59 p.m. on November 30, 2017, the shares credited to your account will be voted in the same proportion as directions received from other participants.

As a participant in the First Financial Savings Plan, I hereby direct the trustee of the First Financial Savings Plan to vote at the Special Meeting (in person or by proxy), as designated on the reverse side, the number of First Financial common shares held by the trustee and attributable to my interest in the First Financial Savings Plan.

Continued and to be signed on reverse side